Exhibit 99
PRESS RELEASE
FOR IMMEDIATE RELEASE

Date:	November 15, 2005
Company:	Central Federal Corporation 2923 Smith Road Fairlawn, Ohio 44333
Contact:	Mark S. Allio Vice Chairman, President and CEO
Phone:	330.576.1334
Fax:	330.666.7959
Central Federal Corporation Announces Change in Ticker Symbol to CFBK
Fairlawn, Ohio, November 15, 2005 — Central Federal Corporation (Nasdaq: CFBK, formerly GCFC) announced that its common stock began trading under the ticker symbol CFBK today. The common stock is quoted on the Nasdaq® Capital Market.
Central Federal Corporation is the holding company for CFBank, a federally chartered savings association formed in Ohio in 1892. CFBank has four full-service banking offices in Fairlawn, Calcutta, Columbus and Wellsville, Ohio. Additional information is available at www.CFBankOnline.com.
Statements contained in this release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company cautions that such statements necessarily are based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic and market conditions. Further information on these risk factors is included in the company’s filings with the Securities and Exchange Commission.